EXHIBIT 10.3

SLM Corporation 2012 Omnibus Incentive Plan
Stock Option Award Agreement
A.Option Grant. Stock Options (the “Options”) to purchase a total of [●] shares of Common Stock, par value $.20 per share, of SLM Corporation (the “Corporation”) are hereby granted to [●] (the “Grantee”), subject in all respects to the terms and provisions of the SLM Corporation 2012 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference, and this Stock Option Award Agreement (this “Agreement”). The Options are non-qualified stock options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.
B.Option Price. The purchase price per share is $17.65 (the “Option Price”), which represents (i) the fair market value per share of Common Stock on the Grant Date, multiplied by (ii) 115%.
C.Grant Date. The date of grant of these Options is February 5, 2021 (the “Grant Date”).
D.Vesting; Exercisability. The Options are not vested as of the Grant Date. Unless vested earlier as set forth below, the Options will vest as follows: 100% of the Options shall vest on the third anniversary of the Grant Date (such date, the “Vesting Date”).
•Except as provided below, if, prior to the Vesting Date, the Grantee (i) voluntarily ceases to be an employee of the Corporation (or one of its subsidiaries) for any reason or (ii) his or her employment is terminated by the Corporation (or one of its subsidiaries) for Misconduct, as determined by the Corporation (or one of its subsidiaries) in its sole discretion, he or she shall forfeit any portion of the Options that has not been exercised, in either case, as of the date of such termination of employment. For purposes of this Agreement, “Misconduct” is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; an unauthorized disclosure of any Corporation trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer as Misconduct.
•Except as otherwise set forth herein, including Section H, if, prior to the Vesting Date, (i) the Grantee’s employment is terminated by the Corporation for any reason other than for Misconduct, as determined by the Corporation in its sole discretion, or (ii) the Grantee voluntarily ceases to be an employee of the Corporation (or one of its subsidiaries) and meets the Corporation’s retirement eligibility requirements under the Corporation’s then current retirement eligibility policy, which shall be determined by the Corporation in its sole discretion, all unvested Options will continue to vest based on their original vesting terms and each vested portion of the Options (taking into account any continued vesting) will continue to be exercisable through, but no later than, the Expiration Date (as defined below).
•Upon termination of employment for death or Disability (provided that such Disability qualifies as a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4)), all unvested Options will vest and will be exercisable through, but no later than, the Expiration Date.
•Except as otherwise set forth herein, vested Options (taking into account any vesting acceleration, if any) are exercisable until the earlier of: (i) the Expiration Date; or (ii) ninety (90) days from the date of termination.

•Upon termination of employment for Misconduct, as determined by the Corporation in its sole discretion, all Options, vested or unvested, are forfeited.
•Notwithstanding anything stated herein, the Plan or in the SLM Corporation Change in Control Severance Plan for Senior Officers, the Options shall not be subject to the terms set forth in the SLM Corporation Change in Control Severance Plan for Senior Officers.

E.Expiration. These Options expire ten (10) years from the Grant Date (the “Expiration Date”), subject to the provisions of the Plan and this Agreement.
F.Non-Transferable; Binding Effect. These Options may not be transferred except as provided for herein. All or any part of these Options may be transferred by the Grantee by will or by the laws of descent and distribution. The terms of these Options shall be binding upon the executors, administrators, heirs, and successors of the Grantee.
G.Option Exercise; Taxes. The Participant may exercise one or more of the Options granted in this Agreement, to the extent exercisable, in the manner set forth herein.
In order to exercise the Options granted in this Agreement, the Grantee shall deliver irrevocable instructions to a broker to either (i) pay to the Corporation the applicable Payment Amount (as defined herein) by cash or check or (ii) sell shares of Common Stock obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such sale equal to the Payment Amount. The “Payment Amount” means the sum of (i) the Option Cost and (ii) the Taxes. The “Option Cost” equals the Option Price multiplied by the number of Options exercised. The “Taxes” equals the tax liability (the statutory withholding minimum, including, without limitation, any payroll or employment taxes, including taxes required under the Federal Insurance Contributions Act (FICA) and the Federal Unemployment Tax Act (FUTA)).
As a condition to the issuance of shares of Common Stock of the Corporation pursuant to these Options, the Grantee agrees to remit to the Corporation (through the procedure described in the above paragraph) at the time of any exercise of these Options any taxes required to be withheld by the Corporation under federal, state, or local law as a result of the exercise of these Options.
H.Vesting Upon Change in Control. Notwithstanding anything to the contrary in this Agreement: (i) in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Options upon the Change in Control, then any portion of these Options that are not vested shall become 100 percent vested and exercisable effective immediately prior to the consummation of such Change in Control; and (ii) if the Grantee’s employment terminates within twenty-four months following a Change in Control for any reason other than (x) by the Corporation for Misconduct, as determined by the Corporation in its sole discretion, or (y) by the Grantee’s voluntary termination that is not a Termination of Employment for Good Reason, as defined in the Change in Control Severance Plan for Senior Officers (if applicable to the Grantee), any Options not previously vested shall immediately become vested and exercisable upon such employment termination and such Options shall be exercisable until the Expiration Date.
I.Section 409A.  The parties intend that this Agreement shall comply with or be exempt from the requirements of section 409A of the Internal Revenue Code, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), to the extent applicable.  Notwithstanding anything in the Plan or this Agreement to the contrary, the Grantee hereby acknowledges and agrees that the Corporation shall in no event have any liability to the Grantee or any obligation to make any payment to the Grantee with respect to any imposition of additional tax on the Grantee under Section 409A.

J.Clawback Provision. If the SLM Corporation Board of Directors (the “Board”), or an appropriate committee thereof, determines that, (a) any material misstatement of financial results or a performance metric criteria has occurred as a result of the Grantee’s conduct or (b) the Grantee has committed a material violation of corporate policy or has committed fraud or Misconduct, then the Board or such committee may, in its sole discretion, require reimbursement of any compensation resulting from the vesting and exercise of the Options and the cancellation of any outstanding Options from the Grantee (whether or not such individual is currently employed by the Corporation) during the three (3) year period following the date on which the conduct resulting in the material misstatement occurred, or the date such violation, fraud or Misconduct occurred, as determined by the Board or the applicable committee. The Board or such committee shall consider all factors, with particular scrutiny when one of the Senior Vice Presidents or above are involved, in determining whether and to what extent such involvement described herein occurred and the amount of such reimbursement. Notwithstanding anything to the contrary herein, this provision shall be subject to adjustment and amendment to conform with any subsequently adopted policy or amendment relating to the clawback of compensation as may be adopted by the Board or an appropriate committee thereof.
K.Securities Law Compliance; Restrictions on Resales of Option Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by the Grantee or other subsequent transfers by the Grantee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the Common Stock underlying the Option and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers. The sale of the shares of Common Stock underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.
L.Data Privacy. As an essential term of the Option, the Grantee consents to the collection, use and transfer, in electronic or other form, of personal data as described herein for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. By accepting these Options, the Grantee acknowledges that the Corporation holds certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee or the Corporation may elect to deposit any shares of the Corporation’s common stock. The Grantee acknowledges that Data may be held to implement, administer and manage the Grantee’s participation in the Plan as determined by the Corporation, and that the Grantee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing the Grantee’s consent may adversely affect the Grantee’s ability to participate in the Plan.
M.Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout the Grantee’s term of service with the Corporation and thereafter until withdrawn in writing by the Grantee.
N.Board Interpretation. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and, where applicable, the Nominations, Governance and Compensation Committee (the “Committee”) concerning any questions arising under this Agreement or the Plan.
O.No Right to Continued Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Grantee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.
P.Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.
Q.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
R.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered to, or, if mailed or emailed, when received by, the other party at the following addresses:
If to the Corporation to:
Human Resources Department
ATTN: Total Rewards
300 Continental Drive
Newark, DE 19713
HR_Inbox@salliemae.com

If to the Grantee, to (i) the last address maintained in the Corporation’s Human Resources files for the Grantee or (ii) the Grantee’s mail delivery code or place of work at the Corporation (or its subsidiaries).
S.Plan Controls; Entire Agreement; Capitalized Terms. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan control, except as expressly stated otherwise herein. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature. Capitalized terms not defined herein shall have the meanings as described in the Plan.
T.Miscellaneous. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The Grantee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of this Agreement. The Grantee is responsible for complying with all laws applicable to the Grantee, including federal and state securities reporting laws.
U.Stockholder Rights. The Grantee shall not be deemed a stockholder of the Corporation with respect to any of the shares of Common Stock subject to the Options, except to the extent that such shares shall have been purchased and transferred to the Grantee. The Corporation shall not be required to issue or transfer any shares of Common Stock purchased upon exercise of the Options until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.
V.Deemed Acceptance. The Grantee is deemed to accept the Options under this Agreement and to agree that such Options are subject to the terms and conditions set forth in this Agreement and the Plan unless the Grantee provides the Corporation written notification of the Grantee’s rejection of these Options not later than thirty (30) days after the Grantee’s receipt of notice of the posting of this Agreement on-line or through electronic means (in which case such Options will be forfeited and the Grantee shall have no further right or interest therein as of such date).